Consent of Independent Certified Public Accountants

     We have issued our report dated October 13, 1995 accompanying the financial statements of Insured Municipals Income Trust, Series 178 as of August 31, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".
                                        Grant Thornton LLP



Chicago, Illinois
December 22, 1995